                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  -------------

                                   FORM 8-K/A
                                 (Amendment #1)

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                  June 10, 1996
                Date of Report (Date of earliest event reported)



                             PENULTIMATE, INC.
             (Exact name of registrant as specified in its charter)



            Delaware               0-23152               33-0253408
         (State or other         (Commission           (IRS Employer
         jurisdiction of          File Number)         Identification No.)
         incorporation)


                   500 Oakmead Parkway
                  Sunnyvale, California                      94086
         (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code (408) 524-4200


This report on Form 8-K/A, including all exhibits, contains 24 pages. The exhibit index is located on page 2 of this report.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

The Registrant hereby amends this item of its Current Report on Form 8-K dated June 10, 1996.


On June 10, 1996, PenWare Inc. ("PenWare" or the "Company") completed a reverse acquisition with PenUltimate, Inc., ("PenUltimate"), a Delaware corporation. Pursuant to the Agreement and Plan of Reorganization, common and preferred shareholders of PenWare exchanged their holdings in PenWare for shares of PenUltimate common and preferred stock, and PenWare became a wholly owned subsidiary of PenUltimate. After giving effect to a reverse stock split and exchange, wherein existing PenUltimate shareholders received 250,000 common shares for their outstanding 16,740,934 common shares, PenUltimate issued to the PenWare shareholders shares of common stock and 112,500 shares of Series C Preferred Stock in consideration of the transaction. On an as-if converted basis, the former shareholders of PenWare now hold approximately 90% of the voting rights of PenUltimate. For accounting purposes the acquisition has been treated as a reverse acquisition.


The terms of the reverse acquisition were the result of arms-length negotiations between PenUltimate and PenWare. Prior to this transaction, no material relationship existed between PenUltimate and PenWare or any of its directors or officers.


As previously reported in the PenUltimate Form 10-QSB for the period ended March 31, 1996, the former business operations of PenUltimate were discontinued. PenWare, which is primarily engaged in developing and marketing solutions for signature transaction applications, now constitutes the operations of PenUltimate in their entirety.


ITEM 5.  OTHER EVENTS

On August 26, 1996, PenUltimate, Inc. effected a change in corporate name. The new name of the Registrant is MobiNetix Systems, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The Registrant hereby amends this item of its Current Report on Form 8-K dated June 10, 1996.

a)  Financial statements of businesses acquired.

    The audited balance sheet of Penware, Inc. as of June 30, 1995 and the related statements of operations, shareholders' deficit, and cash flows for each of the two years ended June 30, 1995, together with the report thereon by Arthur Andersen LLP, independent public accountants, are included herein.

    The unaudited condensed balance sheet of PenWare, Inc. as of March 31, 1996 and the related unaudited condensed statements of operations and cash flows for the nine month periods ending March 31, 1996 and 1995 are also included herein.

b)  Pro forma financial information.


    Pro forma financial information for the transaction described in Item 2, consisting of a pro forma condensed Balance Sheet as of March 31, 1996, and a pro forma condensed Statement of Shareholder's Deficit as of March 31, 1996 together with notes thereto, are attached hereto and incorporated herein by reference.


    Because PenUltimate had ceased operations prior to the reverse acquisition, pro forma operations for the combined entity are the same as PenWare's operations. Therefore, a pro forma Statement of Operations has not been presented.

c)  Exhibits

    27  Financial Data Schedule



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  PENULTIMATE, INC.




Date:  August 23, 1996            By:/S/ David M. Licurse, Sr.
                                  -------------------------------
                                  David M. Licurse, Sr.
                                  Chief Financial Officer and
                                  Vice President of Operations

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PenWare, Inc.

We have audited the accompanying balance sheet of PenWare, Inc.(a California corporation) as of June 30, 1995, and the related statements of operations, shareholders' deficit and cash flows for the two years ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PenWare, Inc. as of June 30, 1995 and the results of its operations and its cash flows for the two years ended June 30, 1995, in conformity with generally accepted accounting principles.


                                               ARTHUR ANDERSEN LLP

San Jose, California
August 23, 1996

                                  PENWARE, INC.


                                  BALANCE SHEET
                               as of June 30, 1995



                                                                     June 30,
                                                                       1995
ASSETS
Current assets:
   Cash                                                             $    76,814
   Trade accounts receivable                                              2,044
   Inventory - work in process                                           25,000
   Prepaid expenses and other current assets                             13,539
                                                                    -----------
       Total current assets                                             117,397
                                                                    -----------
Property and equipment:
   Computer equipment and software                                      127,401
   Furniture and equipment                                               15,237
                                                                   ------------
     Total property and equipment                                       142,638
   Less:  accumulated depreciation                                     (128,268)
                                                                    -----------
     Property and equipment, net                                         14,370

Other non-current assets                                                  5,382
                                                                    -----------
       Total assets                                                 $   137,149
                                                                    ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                 $    11,145
   Accrued liabilities                                                   38,283
   Accrued interest                                                      82,227
   Deferred revenues                                                    175,913
   Notes payable to related party                                       930,000
                                                                    -----------
       Total current liabilities                                      1,237,568
                                                                    -----------
Commitments (Note 9)                                                         --

Shareholders' deficit:
   Redeemable preferred stock, no par
     value, 175,000 shares authorized;
     50,000 shares designated as Series A
     and issued and outstanding;
     liquidation preference of $1,000,000                               989,269
   Common stock, no par value, 2,500,000
     shares authorized; 313,021 shares
     issued and outstanding                                              12,904
   Accumulated deficit                                               (2,102,592)
                                                                    -----------
       Total shareholders' deficit                                   (1,100,419)
                                                                    -----------
       Total liabilities and shareholders'
         deficit                                                    $   137,149
                                                                    ===========


The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.

                            STATEMENTS OF OPERATIONS

                For the fiscal years ended June 30, 1995 and 1994


                                                       1995              1994
Revenues:
   Software development                              $ 315,000        $ 191,588
   Royalties and other                                 229,338          104,287
                                                     ---------        ---------
     Total revenues                                    544,338          295,875

Cost of revenues                                       298,296          220,108
                                                     ---------        ---------
Gross margin                                           246,042           75,767
                                                     ---------        ---------
Operating expenses:
   Selling, general and administrative                 367,344          499,013
   Research and development                            204,233          134,480
                                                     ---------        ---------
     Total operating expenses                          571,577          633,493
                                                     ---------        ---------
Loss before interest and income taxes                 (325,535)        (557,726)

Interest expense                                       (59,990)         (22,254)
Interest income                                          1,021            1,075
                                                     ---------        ---------
Income before income taxes                            (384,504)        (578,905)

Income taxes                                              (800)            (800)
                                                     ---------        ---------
        Net loss                                     $(385,304)       $(579,705)
                                                     =========        =========



The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.



                       STATEMENTS OF SHAREHOLDERS' DEFICIT


                For the fiscal years ended June 30, 1995 and 1994


                               Series A Redeemable                                                        Total
                                 preferred stock              Common stock          Accumulated       shareholders'
                               Shares        Amount      Shares         Amount        deficit            deficit

Balances as of June 30, 1993   50,000      $989,269      318,182       $12,727       $(1,137,583)      $  (135,587)

Net loss                           --            --           --            --          (579,705)         (579,705)
                               ------      --------      -------       -------       -----------       -----------
Balances as of June 30, 1994   50,000       989,269      318,182        12,727        (1,717,288)         (715,292)

Shares repurchased                 --            --       (7,557)         (302)               --              (302)
Options exercised                  --            --        2,396           479                --               479
Net loss                           --            --           --            --          (385,304)         (385,304)
                               ------      --------      -------       -------       -----------       -----------

Balances as of June 30, 1995   50,000      $989,269      313,021       $12,904       $(2,102,592)      $(1,100,419)
                               ======      ========      =======       =======       ===========       ===========



The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.

                            STATEMENTS OF CASH FLOWS

                For the fiscal years ended June 30, 1995 and 1994



                                                          1995            1994
Cash flows from operating activities:
  Net loss                                              $(385,304)      $(579,705)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                        25,550          23,147
  Changes in operating assets and liabilities:
     Decrease (increase) in trade accounts
        receivable                                         18,206         (17,511)
     Decrease (increase) in inventories                   101,000        (126,000)
     Decrease (increase) in prepaid expenses
        and other current assets                            2,670            (183)
     Increase in other assets                                (139)           (243)
     Decrease in accounts payable                            (877)         (6,911)
     Increase in accrued liabilities                       67,511          20,601
    (Decrease) increase in deferred revenues             (177,745)         97,409
                                                        ---------       ---------
          Net cash used in operating activities          (349,128)       (589,396)
                                                        ---------       ---------
Cash flows from investing activities:
     Purchase of property and equipment                   (12,890)         (2,147)
                                                        ---------       ---------
          Net cash used in investing activities           (12,890)         (2,147)
                                                        ---------       ---------
Cash flows from financing activities:
      Proceeds from issuance of common stock                  479              --
      Repurchase of common stock                             (302)             --
      Proceeds from notes payable                         387,763         520,000
                                                        ---------       ---------
         Net cash provided by financing activities        387,940         520,000
                                                        ---------       ---------
         Net increase (decrease) in cash                   25,922         (71,543)

Cash at beginning of year                                  50,892         122,435
                                                        ---------       ---------
Cash at end of year                                     $  76,814       $  50,892
                                                        =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid for income taxes                        $     800       $    800



The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.


                 NOTES TO FINANCIAL STATEMENTS (JUNE 30, 1995)



1.  Description of business and summary of significant accounting policies

Organization and operations


PenWare, Inc. ("PenWare" or the "Company") is a California corporation engaged in the development of software products for pen-based computers and personal digital assistants, principally in the United States. The Company is subject to a number of risks common to companies at a similar stage of development, including concentrations of customers in the hand-held computer markets, a history of operating losses, the need to obtain adequate financing, and dependence on key personnel. As more fully discussed in Note 10, the Company entered into an Agreement and Plan of Reorganization with PenUltimate, Inc., on June 10, 1996.


Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition


The Company licenses its software to original equipment manufacturers ("OEMs") under the terms of development and license agreements. Revenue for the development of software is generally recognized using the percentage-of-completion method, on a cost-to-cost basis. If no basis for determining the percentage of completion exists, the completed contract method is used. Royalty revenues derived from OEM sales of products to end users are recognized when the OEM advises the Company that the products have shipped. Other software product revenues are recognized when the related products are shipped, provided there are no significant post-delivery obligations, delivery is probable, and payment is due within one year. Payments received from customers for which the related services have not been performed or for which the royalties have not been earned, are recorded as deferred revenues.


Cost of revenues includes primarily salaries, benefits, and overhead costs related to development personnel, as well as cost of media on which the product is delivered.

Research and development

Research and development costs are generally expensed as incurred. Statement of Financial Accounting Standards (SFAS) 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," required capitalization of certain software development costs subsequent to the establishment of technological feasibility. In the Company's case, capitalization would begin upon completion of a working model as the Company does not prepare detail program designs as part of the development process. As of June 30, 1995 and 1994, such capitalizable costs were insignificant. Accordingly, the Company has charged all such costs to research and development expense in the accompanying statements of operations.

Property and equipment.

Property and equipment are stated at cost and depreciated using the straight line method over the estimated useful lives of the assets, generally three to five years.

Recent accounting pronouncements

SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," is effective for fiscal 1997. SFAS 121 will not have a material effect on the Company's financial statements.

SFAS 123, "Accounting for Stock-Based Compensation," which is also effective in fiscal 1997, establishes a fair value based method of accounting for stock-based compensation plans, while also permitting an election to continue following the requirements of APB Opinion No. 25, "Accounting for Stock Issued to Employees" with disclosures of pro forma net income and earnings per share under the new method. Upon adoption in fiscal 1997, the Company plans to elect to continue to measure compensation cost for its employee stock compensation plans using the method of accounting prescribed by APB Opinion No. 25 while providing the additional disclosure requirements set forth in SFAS 123.

2. Income taxes

The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes," whereby deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective bases for taxation. Deferred tax liabilities and assets are determined on the basis of enacted tax rates in effect for the years in which the differences are expected to reverse.

Significant components of the Company's deferred tax assets and liabilities are as follows at June 30, 1995 and 1994:

                                                       1995              1994
Gross deferred tax assets:
   Net operating loss carryforward                  $ 731,368         $ 568,554
   Tax credit carryforwards                            13,795            13,795
   Deferred revenue                                    71,245           143,231
   Accrued expenses                                     5,973             4,556
                                                    ---------         ---------
Gross deferred tax asset                              822,381           730,136

Deferred tax liability:
   Work in process - inventory                        (10,125)          (51,030)

Deferred tax valuation allowance                     (812,256)         (679,106)
                                                    ---------         ---------
Net deferred tax asset                              $      --         $      --
                                                    =========         =========


A valuation allowance has been established against the deferred tax asset because such asset does not meet the criteria for recognition included in SFAS 109.


3. Redeemable preferred stock


The Company's Series A preferred stock is convertible to common stock at a rate of 1 to 1, which is adjustable in the event of certain issuances of additional common stock, including stock dividends, options, and securities convertible to common stock. In June 1996, the conversion rate changed to 10 shares of common for each preferred share in connection with the reverse acquisition discussed in Note 10.


Preferred stockholders are entitled to a noncumulative annual dividend of $.04 or greater, when and if declared by the Board of Directors. No dividends were declared during the two years ended June 30, 1995.





In connection with a borrowing arrangement with a shareholder (see note 5, below), the Company issued a warrant to the shareholder to purchase 300,000 shares of the Company's Series A preferred stock at $0.50 per share. The warrant was exercisable at any time at a rate of 1 to 1, subject to adjustment for anti-dilution. In June 1996, the warrant was cancelled in connection with the reverse acquisition and subsequent financing described in Note 10.

4.  Common Stock

On June 10, 1996, the Company effected a 1:4 reverse stock split. All common share information in these financial statements has been presented to show the effect of the reverse split.



5.  Notes payable to related party


In fiscal 1994, the Company entered into an unsecured borrowing arrangement, as amended, with a shareholder allowing the Company to borrow up to $1,000,000. Principal and interest, which accrues at an 8% annual rate, are due upon 30 days written notice from the shareholder. The amount borrowed is convertible to preferred stock at the option of the shareholder. In June 1996, the balance of the note and related accrued interest totalling $1,166,827 were converted into shares of Series C Preferred Stock in connection with the reverse acquisition discussed in Note 10.


6.  Employee stock options

Under the Company's stock option plan, established in 1992, incentive common stock options may be granted at prices not lower than fair market value and nonqualified stock options may be granted at prices not lower than 85% of the fair market value, as determined by the Board of Directors at the date of the grant. The options generally vest 12.5% after six months with the remaining options vesting pro rata over the following 48 months. Options generally expire after 10 years. Activity relating to the stock option plan is as follows:


                                         Shares           Outstanding options
                                        available        Number       Exercise
                                        for grant       of shares       price

    Balances, June 30, 1993              83,714           7,196         $.20

    Options granted                      (1,725)          1,725          .20
                                         ------          ------
    Balances, June 30, 1994              81,989           8,921          .20

    Options granted                     (17,278)         17,278          .20

    Options exercised                        --          (2,396)         .20

    Options cancelled                     8,828          (8,828)         .20
                                         ------          ------
    Balances, June 30, 1995              73,539          14,975          .20
                                         ======          ======


As of June 30, 1995, 1,587 options were exercisable, all at $0.20 per share. In connection with the reverse acquisition discussed in Note 10, the options converted into options to purchase shares of MobiNetix.

7.  Major customers.

The Company's customers representing 10% or more of revenues for the periods covered by this report consisted primarily of makers of pen- based computers and personal digital assistants. All of the major customers are located in the United States or Japan, and are summarized below for fiscal 1995 and 1994:

                           Percent of revenues
                               1995     1994
     Company A (Japan)          25%      65%
     Company B (Japan)          33%       -
     Company C (U.S.)           14%       -
     Company D (U.S.)            -       25%
     Company E (U.S.)           14%       -


8.  Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash with high quality financial institutions. The Company operates in one business segment and provides software development services to various companies in the handheld computer industry. The Company generally does not require collateral.


9.  Commitments


The Company leased its Palo Alto, California facility under an operating lease which expired in June 1996. Beginning July 1996, the Company entered into a lease for new office and operating facilities in Sunnyvale, California under an operating lease expiring in 1999. In addition, the Company entered into certain leases for computers and equipment subsequent to June 30, 1995.

The annual minimum lease payments under these leases are as follows:

   1996     $ 95,880
   1997      142,080
   1998      126,840
   1999      131,520


Rent expense was approximately $76,680 and $72,254 for the years ended June 30, 1995 and 1994, respectively.

10. Subsequent events.

Reverse acquisition


On June 10, 1996, PenWare Inc. ("PenWare" or the "Company") completed a reverse acquisition with PenUltimate, Inc., ("PenUltimate"), a Delaware corporation. Pursuant to the Agreement and Plan of Reorganization, common and preferred shareholders of PenWare exchanged their holdings in PenWare for shares of PenUltimate common stock, and PenWare became a wholly owned subsidiary of PenUltimate.

After giving effect to a reverse stock split and exchange, wherein existing PenUltimate shareholders received 250,000 common shares for their outstanding 16,740,934 common shares, PenUltimate issued to the PenWare shareholders 1,125,000 shares of common stock and 112,500 shares of Series C preferred stock in consideration of the transaction. On an as-if converted basis, the former shareholders of PenWare hold approximately 90% of the voting power in PenUltimate.



For accounting purposes the acquisition has been treated as a reverse acquisition. The historical operations of PenWare for all periods prior to the reverse acquisition will be presented as the results of operations for the combined companies. No pro forma statement of operations is presented because PenUltimate was a shell company prior to the acquisition and its former business operations had ceased. Fixed assets increased by $128,500 and liabilities increased by $43,500 on a pro forma basis as a result of the transaction.



As a result of the reverse acquisition, common stock of the combined companies represents the capital of PenWare at the date of the reverse acquisition plus the fair market value of PenUltimate's remaining assets and liabilities. However, the number of shares outstanding will reflect only the shares of PenUltimate. The shares issued to effect the reverse acquisition have been assigned a value of $85,000. The fair market value of PenUltimate's assets at the closing date was as follows:


Property and equipment   $128,500
Capital lease liability   (43,500)
                          -------
   Total                 $ 85,000
                          =======


Financing arrangements


PenUltimate entered into a series of private placements of stock and warrants in June 1996, receiving proceeds of approximately $3,180,503 for 862,447 shares of Series B Preferred Stock.



A total of $1,400,000 in bridge loans was received from private investors in March and April 1996. The Company repaid $332,200 of the loans in June 1996, and the remaining $1,067,800 was converted to 392,574 shares of PenUltimate Series B Preferred Stock in June 1996, in connection with the private placements.


The preferred stock and promissory note previously held by a major shareholder were exchanged for 112,500 shares of Series C Preferred Stock in June 1996, in connection with the reverse acquisition as discussed above.

Beginning in January 1996, the Company borrowed approximately $470,000 under an unsecured short-term loan agreement with a bank. This loan was guaranteed by a shareholder of the Company. The Company repaid the loan in full in June 1996.


Pro forma loss per share taking into consideration the reverse acquisition and subsequent financing transactions discussed above as if the issuance of such shares had occurred at the beginning of each period (such that pro forma common shares outstanding amount to 1,334,275 shares) is $0.29 for fiscal 1995 and $0.43 for fiscal 1994.



Technology acquisition


In a series of transactions, the Company acquired the rights to certain technology and related inventory in December 1995 for a purchase price of approximately $125,000. The Company expensed the purchased technology in fiscal 1996 as it was considered in-process research and development.

                               PENWARE, INC.


                      CONDENSED BALANCE SHEET (unaudited)
                          (as of March 31, 1996)


                                                      March 31,
                                                        1996
ASSETS
Current assets:
   Cash and cash equivalents                       $   153,257
   Trade accounts receivable                           206,635
   Inventory                                            73,856
   Prepaid expenses and other current assets            13,539
                                                   -----------
       Total current assets                            447,287
                                                   -----------
Property and equipment, net                              6,725
Other non-current assets                                 5,491
                                                   -----------
       Total assets                                $   459,503
                                                   ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                $   149,801
   Accrued liabilities                                 210,811
   Deferred revenue                                    175,913
   Notes payable                                     1,844,000
                                                   -----------
       Total current liabilities                     2,380,525
                                                   -----------
Shareholders' deficit:
   Preferred stock                                     989,269
   Common stock                                         12,904
   Accumulated deficit                              (2,923,195)
                                                   -----------
       Total shareholders' deficit                  (1,921,022)
                                                   -----------
       Total liabilities and shareholders'
         equity                                    $   459,503
                                                   ===========

    The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.



                 CONDENSED STATEMENTS OF OPERATIONS (unaudited)
               For the nine months ended March 31, 1996 and 1995


                                                1996            1995

Net revenues                                 $ 506,048        $ 397,676
Cost of revenues                               299,279          243,847
                                             ---------        ---------
Gross margin                                   206,769          153,829
                                             ---------        ---------
Operating expenses:
   Selling, general and administrative         550,626          276,668
   Research and development                    423,408          173,966
                                             ---------        ---------
    Total operating expenses                   974,034          450,634

Loss before interest and taxes                (767,265)        (296,805)
                                             ---------        ---------
Interest and other expense, net                (52,536)         (41,329)

Income taxes                                      (800)            (800)
                                             ---------        ---------
        Net loss                             $(820,601)       $(338,934)
                                             =========        =========


    The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.

                 CONDENSED STATEMENTS OF CASH FLOWS (unaudited)

            For the nine month periods ended March 31, 1996 and 1995


                                                            1996             1995

Net cash used in operating activities                    $(832,947)       $(343,091)
                                                         ---------        ---------
Cash flows from investing activities:
     Purchase of property and equipment                     (4,610)          (7,570)
                                                         ---------        ---------
          Net cash used in investing activities             (4,610)          (7,570)
                                                         ---------        ---------
Cash flows from financing activities:
      Proceeds from issuance of common stock                  --                479
      Repurchase of common stock                              --               (302)
      Proceeds from notes payable                          914,000          322,111
                                                         ---------        ---------
         Net cash provided by financing activities         914,000          322,288
                                                         ---------        ---------
         Net increase (decrease) in cash                    76,443          (28,373)

Cash at beginning of period                                 76,814           50,892
                                                         ---------        ---------
Cash at end of period                                    $ 153,257        $  22,519
                                                         =========        =========

    The accompanying notes are an integral part of the financial statements.

                                  PENWARE, INC.


                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                 March 31, 1996




1.  Basis of presentation

The unaudited financial statements have been prepared in accordance with generally accepted accounting principles relating to the provision of interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ending March 31, 1996 are not necessarily indicative of the results that may be expected for the period ending June 30, 1996.

2. Inventories.

The Company acquired title to certain inventory in fiscal 1996 in connection with a third-party manufacturing agreement. This inventory is carried at the lower of cost, on a first-in first-out basis, or market.

3. Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and trade receivables. The Company places its cash with high quality financial institutions. The Company operates in one business segment and provides software development services to various companies in the handheld computer industry. The Company generally does not require collateral. The Company maintains reserves for credit losses.

4.  Notes payable


Short term borrowings as of March 31, 1996 consist of bridge loan funding received in March 1996 in the amount of $375,000; a $469,000 unsecured bank loan guaranteed by a major shareholder bearing interest at 2% above the bank's prime rate; and a $1,000,000 convertible loan (together with accrued interest in the amount of $143,891) from a major shareholder.

5.  Technology acquisition

In a series of transactions, the Company acquired the rights to certain technology and related inventory in December 1995 for a purchase price of approximately $125,000. The Company expensed the purchased technology in fiscal 1996 as it was considered in-process research and development.


6.  Subsequent events.


Reverse acquisition


On June 10, 1996, PenWare Inc. ("PenWare" or the "Company") completed a reverse acquisition with PenUltimate, Inc., ("PenUltimate"), a Delaware corporation. Pursuant to the Agreement and Plan of Reorganization, common and preferred shareholders of PenWare exchanged their holdings in PenWare for shares of PenUltimate common stock, and PenWare became a wholly owned subsidiary of PenUltimate. After giving effect to a reverse stock split and exchange, wherein existing PenUltimate shareholders received 250,000 common shares for their outstanding 16,740,934 common shares, PenUltimate issued to the PenWare shareholders 1,125,000 shares of common and 112,500 shares of Series C preferred stock in consideration of the transaction. On an as-if converted basis, the former shareholders of PenWare now hold approximately 90% of the voting power in PenUltimate.



Financing arrangements

Beginning in January 1996, the Company borrowed $469,000 under an unsecured short-term loan agreement with a bank. This loan was guaranteed by a shareholder of the Company. The Company repaid the loan in full in June 1996.



The Company completed a series of private placements of stock and warrants in May, June and July 1996, receiving net proceeds of approximately $3,886,000 for 1,102,942 shares of Series B Preferred Stock.

A total of $1,400,000 in bridge loans was received from private investors in March and April 1996. The Company repaid $332,200 of the loans in June 1996, and the remaining $1,067,800 was converted to 392,574 shares of Series B Preferred Stock in June 1996, in connection with the private placements.

The preferred stock and promissory note previously held by a major shareholder were exchanged for 112,500 shares of Series C Preferred Stock in June 1996, in connection with the reverse acquisition as discussed above.

Lease obligations


In July 1996, PenUltimate entered into a lease for new office and operating facilities in Sunnyvale, California. Annual payments for this three year lease are $98,280 for 1997, $107,640 for 1998, and $112,320 for 1999.

In connection with the PenUltimate merger, the Company assumed capital leases for certain office and telephone equipment. The leases expire in May 1998 and the combined monthly obligation is approximately $1,600.

In July 1996, PenUltimate entered into a twelve-month operating lease for software. Monthly payments on this lease are approximately $2,050 for the duration of the lease.

                               PENULTIMATE, INC.


                  CONDENSED PRO FORMA BALANCE SHEET (unaudited)
                              as of March 31, 1996

                                                            Adjust-
ASSETS                                                      ments (1)        Pro forma
Current assets                           $   447,287            --         $   447,287
Property and equipment, net                    6,725        $128,500           135,225
Other non-current assets                       5,491            --               5,491
                                         -----------        --------       -----------
       Total assets                      $   459,503        $128,500       $   588,003
                                         ===========        ========       ===========

LIABILITIES AND SHAREHOLDERS'
   DEFICIT
Current liabilities                      $ 2,380,525            --         $ 2,380,525
Long term liabilities                         --              43,500            43,500
                                         -----------        --------       -----------
Shareholders' deficit:
   Preferred stock                               113            --                 113
   Common stock                                1,334            --               1,334
   Additional paid-in capital              1,000,726          85,000         1,085,726
   Accumulated deficit                    (2,923,195)           --          (2,923,195)
                                         -----------        --------       -----------
       Total shareholders' deficit        (1,921,022)           --          (1,836,022)
                                         -----------        --------       -----------
       Total liabilities and
          shareholders' deficit          $   459,503        $128,500       $   588,003
                                         ===========        ========       ===========



                        Notes to Pro Forma Balance Sheet


1. Adjustments are to reflect fixed assets and capital lease obligations of PenUltimate acquired in the reverse acquisition. Prior to the reverse acquisition, all other assets and liabilities of PenUltimate were disposed of or liquidated when PenUltimate ceased operations.

                               PENULTIMATE, INC.

            PRO FORMA STATEMENT OF SHAREHOLDERS' DEFICIT (unaudited)


                    For the nine months ended March 31, 1996


                                       Series B               Series C
                                     Preferred Stock      Preferred Stock          Common Stock       Additional
                                    Shares     Amount    Shares     Amount      Shares      Amount     Paid  in
                                                                                                       Capital
Reverse acquisition
   Shares outstanding
      prior to acquisition
     (Note 1)                             --      --        --        --        250,000                   --

   Shares issued for
      acquisition
     (Note 2)                             --      --    112,500               1,084,275                   --
                                    ---------   -----   -------     -----     ---------     ------     ----------
Balances as of
    March 31, 1996                        --      --    112,500      $113    1,334,275     $1,334     $1,085,726

Pro forma adjustments for
    issuance of stock
    after  March 31, 1996:
  Shares issued for
      conversion of
      bridge loan (Note 3)             392,574    $393       --         --           --        --       1,067,407
   Shares issued for sale
      of securities (Note 3)           862,447     862       --         --            --        --       3,179,641
                                    ---------   ------   -------     -----     ---------     -----     ----------

Pro forma shareholders'
   equity                            1,255,021  $1,255   112,500    $ 113      1,334,275    $1,334     $5,332,774
                                    ==========  ======   =======    ======     =========    ======     ==========





                                 Accumulated        Total
                                   Deficit      Shareholders'
                                                 Deficit
Reverse acquisition
   Shares outstanding
      prior to acquisition
     (Note 1)                        --              --

   Shares issued for
      acquisition
     (Note 2)                        --              --
                                 -----------     -----------

Balances as of
    March 31, 1996               $(2,923,195)    $(1,836,022)

Pro forma adjustments for
    issuance of stock
    after  March 31, 1996:
  Shares issued for
      conversion of
      bridge loan (Note 3)             --         1,067,800
   Shares issued for sale
      of securities (Note 3)           --         3,180,503
                                 -----------     -----------

Pro forma shareholders'
   equity                         (2,923,195)    $ 2,412,281
                                 ===========     ===========

                               PENULTIMATE, INC.


    NOTES TO PRO FORMA STATEMENT OF SHAREHOLDERS' DEFICIT (unaudited)





1. Immediately prior to the reverse acquisition, PenUltimate shareholders owned 16,740,934 shares of common stock, which were converted to 250,000 shares of common stock.






2. Pursuant to the Agreement and Plan of Reorganization, common and preferred shareholders of PenWare exchanged their holdings in PenWare for shares of PenUltimate common stock, and PenWare became a wholly owned subsidiary of PenUltimate. After giving effect to a reverse stock split and exchange, wherein existing PenUltimate shareholders received 250,000 common shares for their outstanding 16,740,934 common shares, PenUltimate issued to the PenWare shareholders 1,125,000 shares of common stock and 112,500 shares of Series C preferred stock in consideration of the transaction. On an as-if converted basis, the former shareholders of PenWare now hold approximately 90% of the voting rights of PenUltimate. For accounting purposes the acquisition has been treated as a reverse acquisition.

As a result of the reverse acquisition, outstanding stock of the combined companies in the accompanying financial statements represents the capital of PenWare at the date of the reverse acquisition plus the fair market value of PenUltimate's remaining assets and liabilities. However, the number of shares outstanding will reflect only the shares of PenUltimate. The shares issued to effect the reverse acquisition have been assigned a value of $85,000 in the accompanying financial statements. The fair market value of PenUltimate's assets at the closing date was as follows:

Property and equipment    $128,500
Capital lease liability    (43,500)
                          --------
   Total                  $ 85,000
                          ========



3. See Note 10 to the June 30, 1995, Financial Statements for a description of the issuances of stock after March 30, 1996.